EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 10, 2004 relating to the consolidated financial statements of Royal Gold, Inc., which appears in Royal Gold, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2004.

PricewaterhouseCoopers LLP

Denver, Colorado
February 16, 2005